EXHIBIT 99.1
Harris Interactive logo
For Immediate Release
Harris Interactive Announces Fiscal First Quarter 2006 Results
Noteworthy points
•	Revenue, boosted by Wirthlin Worldwide acquisition, increases 24% to $48.9 million
•	Global Internet revenue up 16% — European Internet revenue grows 29% — U.S. Internet up 14%
•	Operating margin of 4.1% and $0.02 EPS exceed expectations
ROCHESTER, NY — November 3, 2005 — Harris Interactive® (Nasdaq:HPOL) announced its financial results for the fiscal first quarter ended September 30, 2005.
First fiscal quarter 2006
Revenue for the first fiscal quarter of 2006 was $48.9 million, up 24% when compared with $39.3 million of revenue from the same period a year ago. U.S. revenue was $37.1 million, up 26% from the $29.6 million of revenue reported for the same period a year ago. European revenue was $11.8 million, up 21% from the $9.8 million of revenue reported for the same period a year ago. Favorable foreign currency exchange rates added $0.2 million to revenue for the first fiscal quarter of 2006.
Global Internet revenue for the first fiscal quarter of 2006 was $28.0 million, up 16% from Internet revenue of $24.2 million for the same period a year ago. U.S. first fiscal quarter 2006 Internet revenue was $24.8 million, up 14% when compared to the $21.7 million from the same period a year ago. European Internet revenue for the first fiscal quarter of 2006 was $3.2 million, up 29% from the $2.5 million of Internet revenue reported for the same period a year ago. Internet revenue comprised 57% of total revenue, 67% of the U.S. revenue and 27% of the European revenue.
Operating income for the first fiscal quarter of 2006, which included $0.7 million of non-cash stock-based compensation expense, was $2.0 million, or 4.1% of revenue, down 25% when compared to operating income of $2.7 million (which included no stock-based compensation expense), or 6.9% of revenue for the same period a year ago.
Net income for the first fiscal quarter of 2006 was $1.2 million, or $0.02 per diluted share, compared with net income of $1.7 million, or $0.03 per diluted share for the same period a year ago. Results for the first fiscal quarter of 2005 include WirthlinWorldwide from the date of acquisition, September 8, 2004.
“We’re pleased that stronger than anticipated revenue, combined with some early traction from our margin-building activities produced a quarter that exceeded our expectations,” said Gregory T. Novak, president and CEO. “Going forward, I’m optimistic that we can achieve higher levels of top-line growth, that when balanced with the right productivity improvement efforts, will deliver more profitable growth to our stockholders,” Novak ended.
Balance sheet
As of September 30, 2005, cash, cash equivalents and marketable securities totaled $37.4 million, down slightly from $37.9 million reported for the same period a year ago, and up slightly from the $36.5 million of cash, cash equivalents and marketable securities reported as of June 30, 2005. The Company remains essentially debt-free.
Sales bookings
Sales bookings for the first fiscal quarter of 2006 were $45.0 million, up 41% when compared to sales bookings of $32.0 million from continuing operations (which did not include Wirthlin Worldwide) for the same period a year ago.
Guidance
For its second quarter of fiscal 2006, the Company expects revenue in the range of $51 to $53 million, and earnings of between $0.01 and $0.02 per diluted share. The Company’s guidance for the full fiscal year 2006 remains unchanged with expectations of between $210 to $220 million in revenue, and earnings of between $0.11 and $0.14 per fully diluted share, including $0.03 of non-cash stock-based compensation costs.
“We continue to introduce additional operating metrics to manage our business, such as utilization, billable full-time equivalents and days sales outstanding which are now available on the investor relations section of our website: www.harrisinteractive.com/ir,” said Frank J. Connolly, CFO. “These metrics are fundamental components of our continuous improvement focus which is driven by measurement and accountability,” Connolly concluded.
Q1 fiscal 2006 results conference call and webcast access
The Company has scheduled a conference call to discuss these results for Thursday, November 3, 2006 at 5:00 p.m. ET. Gregory T. Novak, president and CEO will host the teleconference. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 800.320.2978 in the United States and Canada, or 617.614.4923 internationally. The passcode is 73172715. A live webcast of the conference call will also be accessible via the investor relations section of the Company’s website at www.harrisinteractive.com/ir, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be available.
This media release, including financial schedules, will be available at our website: www.harrisinteractive.com/ir, prior to the call.
Please see attached schedules for detailed financial information.

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About Harris Interactive®
Harris Interactive Inc. (www.harrisinteractive.com), based in Rochester, New York, is the 13th largest and the fastest-growing market research firm in the world, most widely known for The Harris Poll® and for its pioneering leadership in the online market research industry. Long recognized by its clients for delivering insights that enable confident business decisions, the Company blends the science of innovative research with the art of strategic consulting to deliver knowledge that leads to measurable and enduring value.
Harris Interactive serves clients worldwide through its United States, Europe (www.harrisinteractive.com/europe) and Asia offices, its wholly-owned subsidiary Novatris in Paris, France (www.novatris.com), and through an independent global network of affiliate market research companies. EOE M/F/D/V
To become a member of the Harris Poll OnlineSM and be invited to participate in future online surveys, go to www.harrispollonline.com
Contact
Dan Hucko
SVP, Corporate Communications – Investor Relations
Harris Interactive Inc.
585-214-7470
800-866-7655 x7470
Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the “Risk Factors” section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	June 30,
	2005	2005

Assets

Current assets:
Cash and cash equivalents	$13,590	$13,118
Marketable securities	23,858	23,392
Accounts receivable, net	33,619	35,041
Costs and estimated earnings in excess of billings on uncompleted contracts	9,915	10,808
Other current assets	4,332	3,751
Deferred tax assets, net	4,549	4,712

Total current assets	89,863	90,822

Property, plant and equipment, net	11,849	12,528
Goodwill	101,240	101,287
Other intangibles, net	12,379	12,865
Deferred tax assets, net	22,550	23,475
Other assets	1,367	1,385

Total assets	$239,248	$242,362

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	6,863	9,611
Accrued expenses	18,374	21,519
Billings in excess of costs and estimated earnings on uncompleted contracts	14,824	13,785

Total current liabilities	40,061	44,915

Deferred tax liabilities	3,063	3,171
Other long-term liabilities	1,695	1,783

Total stockholders’ equity	194,429	192,493

Total liabilities and stockholders’ equity	$239,248	$242,362

HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	September 30,
	2005	2004

Revenue from services	$48,930	$39,325

Cost of services	23,572	18,148

Gross profit	25,358	21,177

	51.8%	53.9%
Operating expenses:
Sales and marketing	4,913	4,136
General and administrative	16,505	12,737
Depreciation and amortization	1,916	1,596

Total operating expenses	23,334	18,469

Operating income	2,024	2,708

Interest and other income, net	197	188

Income from continuing operations before income taxes	2,221	2,896

Income tax expense	981	1,077

Income from continuing operations	1,240	1,819

Loss from discontinued operations	—	(130)

Net income	$1,240	$1,689

Basic net income per share:
Continuing operations	$0.02	$0.03
Discontinued operations	—	(0.00)

Basic net income per share	$0.02	$0.03

Diluted net income per share:
Continuing operations	$0.02	$0.03
Discontinued operations	—	(0.00)

Diluted net income per share	$0.02	$0.03

Weighted average shares outstanding -
Basic	61,404,509	57,906,060
Diluted	61,780,968	59,101,706

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